Exhibit 4.3

EXECUTION VERSION

WESTERN ATLAS INC.

SIXTH SUPPLEMENTAL INDENTURE

Dated as of July 3, 2017

to the

INDENTURE

Dated as of June 8, 2006

between

BJ SERVICES COMPANY

as Company

WESTERN ATLAS INC.,

as Successor Company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of July 3, 2017 to the Indenture referred to below, among the New Obligors (as defined below) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, BJ Services Company (the “Company”) is party to the Indenture, dated as of June 8, 2006 (the “Original Indenture”), providing for the issuance of Senior Debt Securities, and furthermore has executed and delivered to the Trustee the First Supplemental Indenture, dated as of June 8, 2006 (the “First Supplemental Indenture”), providing for the issuance of its 5.75% Senior Notes due 2011 (the “2011 Notes”), the Second Supplemental Indenture, dated as of June 8, 2006 (the “Second Supplemental Indenture”), providing for the issuance of Floating Rate Senior Notes due 2008 (the “Floating Notes”), the Third Supplemental Indenture, dated as of May 19, 2008 (the “Third Supplemental Indenture”), providing for the issuance of its 6.00% Senior Notes due 2018 (the “Notes”), the Fourth Supplemental Indenture, dated as of April 28, 2010 (the “Fourth Supplemental Indenture”), providing for, inter alia, the succession of BJ Services Company LLC under the Indenture (as defined below) with the same effect as if it had been named as the Company therein; and the Fifth Supplemental Indenture, dated as of June 21, 2011 (the “Fifth Supplemental Indenture”) providing for the succession of Western Atlas Inc. (“Western Atlas”) to BJ Services Company LLC under the Indenture with the same effect as if it had been named as the Company therein; the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”);

WHEREAS, the Floating Notes are no longer outstanding;

WHEREAS, the 2011 Notes are no longer outstanding;

WHEREAS, Baker Hughes Incorporated, a Delaware corporation (“Baker Hughes”) has converted its form of organization from a corporation to a limited liability company with the name Baker Hughes, a GE company, LLC (“BHGE”) on or about July 3, 2017 by means of a conversion pursuant to Section 18-214 of the Delaware Limited Liability Company Act and Section 266 of the Delaware General Corporation Law, and BHGE owns substantially all of the assets owned by the Company immediately prior to such conversion;

WHEREAS, substantially all of the assets of Western Atlas have been transferred to BHGE, Baker Hughes Oilfield Operations, LLC (“Baker Hughes Oilfield Operations”) and Baker Hughes International Branches, LLC (“Baker Hughes International Branches”);

WHEREAS, the New Obligors (as defined below) have requested that the Trustee to enter into this Sixth Supplemental Indenture to evidence the joint and several assumption by BHGE, Baker Hughes Oilfield Operations, Baker Hughes International Branches and Baker Hughes Co-Obligor, Inc. (the “Co-Obligor”, and together with BHGE, Baker Hughes Oilfield Operations and Baker Hughes International Branches, the “New Obligors”) of all the payment obligations of the Company under the Notes and the Indenture pursuant to their respective terms and all other obligations of the Company under the Indenture, including the observance of every covenant applicable to the Company under the Indenture;

WHEREAS, all actions necessary to make this Sixth Supplemental Indenture the valid and binding obligations of each of the New Obligors and to constitute this document a valid and binding supplemental indenture according to its terms have been duly taken;

WHEREAS, in accordance with Sections 1.3, 8.1, 8.2, 9.1 and 9.3 of the Indenture, there have been delivered to the Trustee on the date hereof an Officer’s Certificate and Opinion of Counsel certifying that this Sixth Supplemental Indenture complies with applicable provisions of the Indenture and that all conditions precedent for the execution thereof by the Trustee have been satisfied; and

NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Unless otherwise provided in this Sixth Supplemental Indenture, the use of terms and expressions herein is in accordance with the definitions, uses and construction contained in the Indenture.

ARTICLE II

ASSUMPTION AND AGREEMENTS

Section 2.01. Assumption of Obligations. BHGE, Baker Hughes Oilfield Operations, Baker Hughes International Branches and the Co-Obligor each hereby agree, as of the date hereof, to assume, to be bound by and to be jointly and severally liable, each as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations, including without limitations, the due and punctual payment of principal of (and premium, if any) and interest on Notes of the Company under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Company under the Indenture, including the observance of every covenant applicable to the Company under the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.01. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby.

Section 3.02. Governing Law. This Sixth Supplemental Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Sixth Supplemental Indenture or the Notes, shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.03. Conflicts With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Sixth Supplemental Indenture by any provision of the Trust Indenture Act of 1939, as amended, such required provision shall control.

Section 3.04. The Trustee. The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Obligors.

Section 3.05. Counterparts. This Sixth Supplemental Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of signed copies of this Sixth Supplemental Indenture by emailed portable document format (.pdf) shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by portable document format (.pdf) shall be deemed to be their original signatures for all purposes.

Section 3.06. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.07. Successors and Assigns. All covenants and agreements in this Sixth Supplemental Indenture by each of the parties hereto shall bind their successors and assigns, whether so expressed or not.

Section 3.08. Separability Clause. In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first written above.

BAKER HUGHES, A GE COMPANY, LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Corporate Secretary

BAKER HUGHES OILFIELD OPERATIONS, LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President

BAKER HUGHES INTERNATIONAL BRANCHES, LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President

BAKER HUGHES CO-OBLIGOR, INC.

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President

[Signature Page to the Sixth Supplemental Indenture—2006 BJ Services Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

[Signature Page to the Sixth Supplemental Indenture—2006 BJ Services Indenture]